UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 29, 2020

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 110

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 2, 2020, The Joint Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”), disclosing the voting results of the Company’s Annual Meeting of Stockholders held on May 29, 2020 (the “Annual Meeting”). The sole purpose of this amendment is to provide the Company’s decision on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote). Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay Votes held at the Annual Meeting, 7,250,917 shares voted for every one year, 33,974 shares voted for every two years, 151,590 shares voted for every three years, and 34,193 shares abstained. In accordance with these results and its previous recommendation (as set forth in the definitive proxy statement for the 2020 Annual Meeting), at its regular meeting held on August 4, 2020, the Board of Directors of the Company has determined that the Company will hold future say on pay votes every year until the next stockholder advisory vote on the frequency of Say-on-Pay Votes, which is required to occur no later than the Company’s Annual Meeting of Stockholders in 2026.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2020.
The Joint Corp.

	By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer